Common Stock Purchase Warrant, Stephen Ansaroff, Director, April 8, 2000, Page 1 of 8

Exhibit 4

NEITHER THIS WARRANT NOR THE WARRANT SHARES INTO WHICH IT IS CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND NEITHER THIS WARRANT NOR THE WARRANT SHARES INTO WHICH IT IS EXERCISABLE MAY BE OFFERED OR SOLD UNLESS THE WARRANT OR THE WARRANT SHARES INTO WHICH THE WARRANT IS EXERCISABLE, AS THE CASE MAY BE, ARE REGISTERED UNDER THE ACT AND APPLICABLE STATE BLUE SKY LAWS OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

COMMON STOCK PURCHASE WARRANT

For the Purchase of Common Stock of

CRC Crystal Research Corporation

This certifies that, ______________ (the “Holder”) is entitled to subscribe for and to purchase from the Company up to __________ fully paid and nonassessable shares (the "Warrant Shares") of the Company's Common Stock at the price of $2.00 per share (the "Exercise Price"), on the terms and conditions set forth in this Warrant.  From and after the date hereof, subject to the terms and conditions of this Warrant, this Warrant may be exercised, in whole or in part, at any time or from time to time on or before ____________ (the "Termination Date").

SECTION 1. Exercise of Warrant; Vesting of Shares; Limitation on Exercise.

1.1

Exercise of Warrant.  To exercise this Warrant in whole or in part (but not as to any fractional shares of Common Stock at any time), the Holder shall deliver to the Company: (a) a written notice, in substantially the form of the Exercise Notice attached as Exhibit A hereto (the "Exercise Notice"), of such Holder's election to exercise this Warrant, which shall be duly executed by the Holder or his duly authorized agent or attorney, (b) a check payable to the order of the Company in an amount equal to the aggregate Exercise Price for the number of Warrant Shares being purchased, and (c) this Warrant.  The Company shall, as promptly as practicable, and in any event within thirty days after the Exercise Notice, good funds in the amount of the Exercise Price, and this Warrant are received by the Company, cause to be executed and delivered, in accordance with such Exercise Notice, a certificate or certificates evidencing the aggregate number of Warrant Shares specified in such Exercise Notice.  Such certificate or certificates shall be deemed to have been issued, and such Holder or other person so designated shall be deemed for all purposes to have become a holder of record of such Warrant Shares, as of the date the Exercise Notice, good funds in the amount of the Exercise Price and this Warrant are received by the Company.  If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the certificate

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or certificates evidencing the aggregate number of Warrant Shares specified in the Exercise Notice, deliver to the Holder a new warrant in the same form as this Warrant evidencing the rights to purchase the remaining Warrant Shares called for by this Warrant.  The Company shall pay all expenses, taxes, and other charges payable in connection with the preparation, issuance, and delivery of stock certificates and new Warrants, except that if stock certificates or new Warrants shall be registered in a name or names other than the name of the Holder: (i) funds sufficient to pay all stock transfer taxes, if any, which shall be payable upon the issuance of stock certificates or new Warrants shall be paid by the Holder at the time of delivery of the Exercise Notice or promptly upon receipt of a written request by the Company for payment; and (ii) such registration shall be conditioned upon the receipt of (A) the opinion of the Holder's counsel, in form and substance satisfactory to the Company, that registration under the Act or any other applicable statute, rule, or regulation is not required for such transfer and (B) representations regarding the transferee's investment intent in form and substance satisfactory to the Company.

1.2

Vesting.  This Warrant shall vest as to all of the Warrant Shares as of the date hereof.

1.3

Limitation on Exercise.  Notwithstanding the foregoing, however, the Company shall not be required to deliver any certificate for shares of Common Stock upon exercise of this Warrant except in accordance with the provisions, and subject to the limitations, of this Warrant.  This Warrant and the rights and obligations hereunder shall expire to the extent not theretofor exercised on the Termination Date.

SECTION 2.  Loss of Warrant.  Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and, in the case of loss, theft, or destruction, of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will cause to be executed and delivered a new Warrant of like tenor and date.

SECTION 3.  Nature of Stock.  The Warrant Shares issuable upon exercise of the Warrant are "restricted securities" within the meaning of the Act, and will bear a legend evidencing their restricted nature substantially as follows:

"The Shares represented by this Certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or under applicable state or provincial securities laws.  The Shares may not be offered for sale, sold, or otherwise transferred except pursuant to an effective registration statement under the Act and applicable state or provincial securities laws or pursuant to exemptions therefrom, the availability of which exemptions must be established by an opinion of counsel for the holder in form and

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substance satisfactory to the Corporation."

The shares of Common Stock reserved pursuant to this Warrant are not, and at the time of exercise of the Warrant will not be, registered under the Act because the sale of the shares thereunder is exempt from registration.  The Company's reliance on such exemption is predicated in part on the representations and warranties of the Holder set forth herein.

SECTION 4.  Representations, Warranties, and Certain Covenants.  The Holder represents and warrants to and agrees with the Company as follows:

4.1

The Holder has been given the opportunity to ask questions about the Company and has been granted access to all information, financial and otherwise, with respect to the Company which has been requested, has examined such information, and is satisfied with respect to the same;

4.2

The Holder, in determining to purchase the Shares and the Warrant or the Warrant Shares, as the case may be, has relied solely upon (i) the advice of his legal counsel and accountants or other financial advisers with respect to the tax, economic and other consequences involved therein; and (ii) the Holder's own independent evaluation of the business, operations and prospects of the Company and the merits and risks of the purchase of the Shares, the Warrant or the Warrant Shares;

4.3

Other than the statements contained herein, no oral or written representations or statements have been made by the Company concerning the Shares, the Warrant or the Warrant Shares;

4.4

The Holder has no need for liquidity in the Shares, the Warrant or the Warrant Shares and is in a financial position to hold the Shares, the Warrant and the Warrant Shares for an indefinite period of time and to bear the economic risk of, and withstand a complete loss of the investment in, the Shares, the Warrant and the Warrant Shares;

4.5

The Holder has the knowledge and experience in financial and business matters that is necessary to evaluate the merits and risks of an investment in the Shares, the Warrant and the Warrant Shares.  The Holder has prior investment experience, including investment in non-listed and non-registered securities and, based on such prior investment experience and his personal knowledge and experience in financial and business matters in general, the Holder understands the nature of this investment, is fully aware of and familiar with the business operations of the Company, and is able to evaluate the merits and risks of an investment in the Shares, the Warrant and the Warrant Shares.  The Holder understands that his investment in the Shares, the Warrant and the Warrant Shares is, by its nature, highly speculative and involves a high degree of risk, that only investors who can afford the loss of their entire investment should consider investing in the Shares, the Warrant and the Warrant Shares, and that the Holder may sustain the loss of his entire investment;

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4.6

The Holder understands that the Company is a development stage company and will require additional financing in the near future in order to continue its business, that there can be no assurance that the Company will be able to obtain such financing at all or on terms acceptable to the Company, and that such additional financing, if obtained, could dilute or otherwise affect the Holder's interest in the Company;

4.7

The Shares, the Warrant and the Warrant Shares are being acquired for investment for the Holder's own account and not with a view to, or for resale in connection with, any distribution thereof;

4.8

No federal or state governmental agency, domestic or foreign, including the United States Securities and Exchange Commission (the "SEC"), has reviewed or approved or disapproved this Warrant, the Warrant Shares or the Shares, passed upon or endorsed the merits of the Shares, the Warrant or the Warrant Shares, or made any finding or determination as to the fairness of the Shares, the Warrant or the Warrant Shares for private investment;

4.9

Neither the Shares, the Warrant nor the Warrant Shares may be sold, transferred, or otherwise disposed of in whole or in part without registration under the Act and any other applicable securities laws or the availability of an exemption therefrom, and in the absence of an effective registration statement covering the shares or the availability of an exemption from registration under the Act and any other applicable securities laws, it may be necessary to hold the Shares, the Warrant or the Warrant Shares indefinitely.  In the absence of an effective registration statement under the Act covering the Shares, the Warrant or the Warrant Shares, the Holder will sell, transfer, or otherwise dispose of the Shares, the Warrant or the Warrant Shares only in a manner consistent with the provisions of this Warrant and as permitted by law;

4.10

All certificates or documents evidencing the Shares and the Warrant Shares shall bear appropriate legends restricting their transfer in accordance with applicable law;

4.11

The Holder acknowledges that the Company has relied upon the foregoing representations, warranties, and covenants, and the Holder hereby agrees to indemnify, defend, and hold harmless the Company and its affiliates and their respective officers, directors, controlling persons, agents, employees, attorneys, successors, heirs, and assigns from and against any and all losses, damages, liabilities, costs, expenses (including attorneys' fees and disbursements), settlements, judgments, fines, penalties, or other charges or liabilities (joint or several) (collectively "Losses") due to or arising out of a breach of any such representation, warranty, or covenant;

4.12

By exercising this Warrant at any time, or from time to time, the Holder shall thereby restate the foregoing representations, warranties, and covenants to the Company as of the date of such exercise(s); and

4.13

If the Holder is an entity, the person executing this Agreement on behalf of

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the Holder (i) has made due inquiry to determine the truthfulness of the representations and warranties made herein and (ii) is duly authorized to make this investment and to enter into and execute this Warrant on behalf of such Holder.

SECTION 5.  Warrant Nontransferable.  This Warrant and all rights hereunder are not transferable, in whole or in part, by the Holder.

SECTION 6.  Miscellaneous.

6.1

Warrant Shares.  The Company covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company shall at all times have authorized, and reserved for the purpose of issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of Warrant Shares to provide for the exercise of the rights represented by this Warrant.

6.2

Provision in Case of Reclassification, Consolidation, Merger or Sale.  In the event of any stock split or stock dividend; any reclassification or change of the outstanding shares of Common Stock; any consolidation of the Company with, or merger of the Company with or into, any other entity (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or change of the shares of Common Stock of the Company outstanding immediately prior to the effective date of the consolidation or merger), or in the case of any sale or transfer of all or substantially all of the assets of the Company prior to the exercise of this Warrant, the Company or the corporation formed by such consolidation or the corporation into which the Company shall have been merged or the corporation which shall have acquired such assets, as the case may be, shall permit the Holder to exercise this Warrant into the kind and amount of shares of stock or other securities of the Company or another issuer, or cash and property receivable upon such stock split or stock dividend, reclassification, change, consolidation, merger, sale or transfer which the Holder would have received had this Warrant been exercised immediately prior to such stock split or stock dividend, reclassification, change, consolidation, merger, sale or transfer.

6.3

Governing Law.  This Warrant and any dispute arising hereunder shall be governed by and construed in accordance with the substantive laws of the State of Arizona without giving effect to the principles of conflicts of law thereof.  The Section headings herein are for convenience only and shall not affect the construction hereof.

6.4

Entire Agreement.  This Warrant is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.  There are no representations, promises, warranties or undertakings, other than those set forth or referred to herein.  This Warrant supersedes all prior or contemporaneous oral and written agreements and understandings between the parties with respect to the subject matter hereof.

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6.5

No Rights as Shareholder.  The Holder of this Warrant shall not be entitled to any rights as a shareholder with respect to the Warrant Shares until and to the extent that this Warrant has been exercised in accordance with the terms hereof.

6.6

Notices.  Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to the Company at _____________________, or to the Holder indicated below the Holder’s signature on this Warrant.  Notices shall be deemed to have been given when received.

IN WITNESS WHEREOF, the Company has caused this Common Stock Purchase Warrant to be executed on this __________, by its proper corporate officers thereunto duly authorized.

CRC Crystal Research Corporation,

an Arizona Corporation

By: ________________________________

   Name: Kiril A. Pandelisev, Sc.D.

   Title: Chief Executive Officer

ATTEST:

By: _______________________

    Name: __________________

    Title: ___________________

Holder

By: ________________________________

EXHIBIT A

EXERCISE NOTICE

(To be completed and signed only upon an exercise of

the Warrant in whole or in part)

To: Corporate Secretary of CRC Crystal Research Corporation

BY EXECUTING THIS EXERCISE NOTICE, THE UNDERSIGNED REPRESENTS, WARRANTS AND ACKNOWLEDGES TO THE COMPANY THAT THE SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT ARE NOT BEING ACQUIRED WITH A VIEW TO ANY DISTRIBUTION WITHIN THE MEANING

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OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES PROMULGATED THEREUNDER (COLLECTIVELY, THE "ACT"), OF SUCH SHARES, AND THE UNDERSIGNED IS NOT, DIRECTLY OR INDIRECTLY, PARTICIPATING IN AN UNDERWRITING OF ANY SUCH DISTRIBUTION.  THE UNDERSIGNED WILL NOT SELL OR OTHERWISE TRANSFER OR DISPOSE OF SUCH SHARES UNLESS SUCH SHARES ARE (1) REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (2) THE UNDERSIGNED REPRESENTS THAT SUCH SHARES MAY BE SOLD IN RELIANCE ON AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL IN FORM AND SUBSTANCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.  THE UNDERSIGNED UNDERSTANDS THAT THE CERTIFICATES REPRESENTING SUCH SHARES WILL BEAR RESTRICTIVE LEGENDS TO THIS EFFECT. BY EXECUTING THIS EXERCISE NOTICE, THE UNDERSIGNED RESTATES, AS OF THE DATE OF THIS EXERCISE NOTICE, ALL OF THE REPRESENTATIONS, WARRANTIES AND COVENANTS TO THE COMPANY CONTAINED IN THE WARRANT.

The undersigned, the Holder of the attached Common Stock Purchase Warrant (the "Warrant"), hereby irrevocably elects to exercise the purchase right represented by the Warrant for, and to purchase thereunder, ______ shares of the Common Stock of CRC Crystal Research Corporation and herewith makes payment of $___________________ therefor.  The undersigned hereby requests that the Certificate(s) for such securities be issued in the name(s) and delivered to the address(es) as follows:

Name:

Address:

Deliver to:

Address:

(Attach additional sheets as necessary)

If the foregoing Notice of Exercise evidences an exercise of the Warrant to purchase fewer than all of the shares of the Common Stock to which the undersigned is entitled under such Warrant, please issue a new Warrant, of like tenor, for the remaining shares of Common Stock in the name(s), and deliver the same to the address(es), as follows:

Name:

Address:

(Attach additional sheets as necessary)

DATED: _________________________.

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___________________________________________________

(Name of Holder)

___________________________________________________

(Signature of Holder or Authorized

Signatory)

___________________________________________________

(Social Security or Taxpayer Identification Number of Holder)

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